Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of  October 17, 2007 (this “Security Agreement”), is made by Fluid Media Networks, Inc., a Nevada corporation  (“Fluid”) and Trusonic, Inc., a Delaware corporation (“Trusonic”) (collectively, Fluid and Trusonic shall be referred to herein as the “Grantors”), in favor of those persons listed on the signature pages attached hereto (each, a “Secured Party,” and collectively, the “Secured Parties”).

RECITALS

WHEREAS, concurrently with this Security Agreement, a stock purchase agreement (the “Stock Purchase Agreement”) is entered into by and among Fluid, Trusonic and the Secured Parties;

WHEREAS, pursuant to the Stock Purchase Agreement, Fluid is purchasing all of the issued and outstanding shares of capital stock of Trusonic held by the Secured Parties (“Shares”);

WHEREAS, Fluid has issued to each Secured Party one or more Secured Promissory Notes (each, a “Note,” and collectively, the “Notes”), of even date herewith, as partial payment for the Shares, to be secured by the Collateral (as defined below);  and

WHEREAS, as a condition to the performance by Fluid of the conditions and obligations under the Note(s), Grantors are required to execute and deliver this Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors and Secured Parties agree as follows:

AGREEMENT

ARTICLE I.   Definitions.

Section 1.1.    Certain Terms. The following terms when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Collateral” is defined in Section 2.1.

“Event of Default” is defined in Section 5.1.

“Fluid” is defined in the recitals.

“Grantors” is defined in the recitals.

“Note Obligations” shall mean all indebtedness, obligations and liabilities of Grantor to the Secured Parties arising under or in connection with the Note(s), including, without limitation, principal and interest.

“Note(s)” is defined in the recitals.

“Person” means an individual, corporation, limited liability company, partnership, trust, unincorporated association, joint venture, joint-stock company, governmental authority or any other entity.

“Secured Part(ies)” is defined in the recitals.

“Security Agreement” is defined in the recitals.

“Shares” is defined in the recitals.

“Stock Purchase Agreement” is defined in the recitals.

“Termination Date” means the date on which the Note Obligations have been paid in full.

“Trusonic” is defined in the recitals.

“UCC” means the California Uniform Commercial Code, as amended, including its preamble and recitals.

UCC Definitions.  Unless otherwise defined herein or in the Note(s) or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement (whether or not capitalized herein), including its preamble and recitals, with such meanings.

ARTICLE II.     Security Interest.

Section 2.1.  Grant of Security Interest.  Each of the Grantors hereby assigns, pledges, hypothecates, charges, mortgages, delivers and transfers to the Secured Parties, for their benefit, and hereby grants to the Secured Parties, for their benefit, a continuing security interest in all such Grantor’s right, title and interest in and to the following (as security for the performance of the Note Obligations):  all inventory, documents of title covering inventory, returned goods, rights as an unpaid seller, accounts, accounts receivable, money, deposits, deposit accounts, brokerage accounts, equipment, furniture, fixtures, machinery, contract rights, royalties, commissions, rights to payment, rights to refunds, tax refunds, general intangibles, chattel paper, copyrights, trademarks, trade names, patents, instruments, securities, equity interests, books, records, computer data, computer storage materials and goodwill, now owned or hereafter acquired, wherever located, in whatever form, and all proceeds and products thereof, and all substitutions, additions, accessions and replacements therefor or thereto (collectively the "Collateral").

Section 2.2.  Security for Obligations.  This Security Agreement and the Collateral in which the Secured Parties are granted a security interest hereunder by the Grantor secures the payment of all Note Obligations now or hereafter existing.

Section 2.3.   Security Interest Absolute, etc.  This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date.  All rights of the Secured Parties and the security interests granted to the Secured Parties for their benefit hereunder, and all obligations of the Grantor hereunder, shall, in each case, be absolute, unconditional, final and irrevocable irrespective of:

(a) the failure of the Secured Parties:

(i)           to assert any claim or demand or to enforce any right or remedy against any obligor or any other Person, or

(ii)           to exercise any right or remedy against any guarantor of, or Collateral securing, any Note Obligations.

(b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Note Obligations, or any other extension, compromise or renewal of any Note Obligation;

(c) any reduction, limitation, impairment or termination of any Note Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Note Obligations or otherwise;

(d) any addition, exchange or release of any Collateral or of any Person that is (or will become) a guarantor of the Note Obligations, or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by the Secured Parties securing any of the Note Obligations; or

(e) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any obligor, any surety or any guarantor.

Section 2.4.  Perfection; UCC Filing.  Upon the execution of this Security Agreement, the Secured Parties shall have the right to, and Grantors shall join in executing and paying the filing fees required to, file any and all necessary financing statements, amendments to existing financing statements and any other forms convenient or required, in the Secured Parties’ sold and absolute discretion, to perfect the security interest granted herein.

ARTICLE III.    Representations and Warranties.

Section 3.1.  In order to induce the Secured Parties to enter into and perform the Note Obligations, the Grantors represent and warrant to the Secured Parties that, as of the date of this Agreement:

(a) Grantors, are applicable, are the legal and beneficial owner of such Collateral;

(b) the granting of the security interest pursuant to the terms of this Security Agreement, together with the filing of appropriate financing statements, creates a valid and perfected first lien on and security interest in such Collateral in favor of the Secured Parties;

(c) none of such Collateral is subject to any existing claim, lien, charge, security interest or other encumbrance of any kind whatsoever, except for the perfected first security interest therein granted to the Secured Parties hereby, and as otherwise permitted pursuant to the terms of this Security Agreement;

(d) the execution of this Security Agreement, the compliance with its terms and the granting of the security interest set forth herein does not violate any contract between the Grantor and any other party; and

(e) this Security Agreement does not violate any agreement, instrument, document, judgment, injunction or writ by which Grantor or its assets is bound.

ARTICLE IV.     Covenants.

Section 4.1.  Miscellaneous Covenants.

(a) The Grantors shall, at their expense, make, procure, execute and deliver such financing statements and assignments of lien, or amendments thereof or supplements thereto, or other instruments, certificates and supplemental writings and assurances as the Secured Parties may from time to time reasonably require in order to comply with the UCC, or any other applicable law, and to preserve and protect the security interest granted herein.  In the event, for any reason, that the law of any jurisdiction other than the State of California becomes or is applicable to the Collateral, or any part thereof, or to any of the Note Obligations, the Grantors agree to execute and deliver all such instruments and to do all such other things as may be reasonably necessary or appropriate to preserve, protect and enforce the security interest granted herein under the law of such other jurisdiction, to at least the same extent as such security interest would be protected under the UCC.

(b) Grantors hereby agree (i) to do all acts that may be necessary to maintain, preserve and protect the Collateral; (ii) not to use or permit any Collateral to be used unlawfully or in violation of this Security Agreement; (iii) to pay promptly when due all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting any Collateral, except to the extent that such items are being contested in good faith or are otherwise permitted pursuant to this Security Agreement; (iv) not to cause or permit any waste or unusual or unreasonable depreciation of the collateral; (v) not to surrender or lose possession (other than to the Secured Parties), sell, encumber, lease, rent or otherwise dispose of or transfer any Collateral or right or interest therein other than in the ordinary course of the Grantors’ business and, to keep the Collateral free and clear of all levis and security interests or other liens or charges except those expressly authorized by this Security Agreement; and (vi) to preserve and defend the rights of the Secured Parties hereunder against all claims of third parties.

(c) At any time and from time to time upon the occurrence and during the continuance of an Event of Default (i) upon the request of the Secured Parties, the Debtor shall promptly, at its expense, deliver to the Secured Parties, with appropriate endorsement or assignment, all instruments, chattel paper, documents, checks, notes, drafts and other evidence of indebtedness, or other property in the nature of items of payment representing proceeds of any of the Collateral which are then in, or may thereafter come into, the Grantor’s possession, and (B) upon the request of the Secured Parties, the Grantors shall promptly, at their own expense, direct all parties obligated on any of the Collateral to make all payments due or to become due thereon directly to the Secured Parties or to such other entity as may be specified by the Secured Parties.

(d) The Grantors shall perform, at its sole cost and expense, any and all steps, and shall pay the amount of all reasonable expenses necessary to obtain, preserve, perfect, defend and enforce the security interest granted herein, collect indebtedness under the accounts receivable, and preserve, defend, enforce and collect the Collateral.

(e) The Grantor shall punctually pay the Note Obligations in accordance with the terms of the Notes and will promptly furnish the Secured Parties with any information or writings which the Secured Parties may reasonably request concerning the Collateral.

(f) The Grantors shall promptly notify the Secured Parties of any claim, action or proceeding affecting title to any of the Collateral, which Collateral, together with all other Collateral subject to such claim, action or proceeding, has an aggregate value in excess of $10,000 and, at the request of the Secured Parties, appear in and defend, at the Grantor’s expense, any such action or proceeding.

(g) Should the Collateral, or any part thereof, be in any manner converted into another type of property or money or other proceeds paid or delivered to the Grantors as a result of Grantors’ rights in the Collateral, then, in any such event, all such property, money or other proceeds shall become part of the Collateral, and the Grantors covenant to forthwith pay and deliver to the Secured Parties all of the same, which are acceptable for delivery and, at the same time, if the Secured Party deems it necessary and so requests, the Grantors will properly endorse or assign the same.

Section 4.2.  Further Encumbrances; Subordination.  Except as otherwise set forth in this Section 4.2, Grantors shall not, without the prior written consent of any Secured Party, enter into any agreement or execute any document or perform or permit the performance of any act that would result in, give rise to or create any senior or pari passu lien, claim, or encumbrance on such Secured Party’s Collateral (other than those created in favor of each of the Secured Parties).  Notwithstanding anything to the contrary contained in this Agreement, Fluid may, in its sole and absolute discretion, and from time to time, grant a security interest in the Collateral owned by Fluid that is senior to the security interest granted to Secured Parties hereunder; provided, however, that such security interest shall be granted only to secure bank or other financial institution debt, or any working capital facility, up to a maximum principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate.  In such event, Secured Parties agree to make any filings necessary, including any filing any termination statements under the UCC or otherwise, and execute any documents reasonably required, in order to effect the foregoing subordination.

Section 4.3.  Further Assurances, etc.  Each party agrees that, from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that may be reasonably required, in order to perfect, preserve, protect and subordinate any security interest granted or purported to be granted hereby or to enable such party to exercise and enforce his, her or its rights and remedies hereunder.

ARTICLE V.    Events of Default.

Section 5.1.  Events of Default.  Each of the following occurrences shall constitute an event of default under this Security Agreement (herein called “Event of Default”): (a) an event of Default shall occur under the Note; or (b) Grantors shall fail to observe or perform any covenant or agreement contained herein.

Section 5.2.  Remedies upon Event of Default.  Grantors hereby irrevocably appoint the Secured Parties as their respective attorney-in-fact to do (but the Secured Parties shall not be obligated to and shall incur no liability to Grantors or any third party for failure to do so), with full irrevocable power and authority in the place and stead of Grantors and in the name of the Grantors or in the name of Secured Parties, from time to time after the occurrence of and during the continuance of an Event of Default, in the Secured Parties discretion, for the purpose of carrying out  any act which such Grantor is obligated by this Security Agreement to do, and to exercise such rights and powers as Grantors might exercise with respect to the Collateral, including, without limitation any one or more of the following rights and remedies:

(a) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of such Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Grantors hereby expressly waive), and the right to sell, lease or otherwise dispose of any or all of such Collateral, and in connection therewith, the Secured Parties may require the Grantors to make such Collateral available to the Secured Parties at a place to be designated by the Secured Parties which is reasonably convenient to both parties, and if notice to the Grantors of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 6.3), at least ten (10) calendar days prior to the date of intended disposition or other action, and any such disposition of such Collateral may be made by way of one or more contracts and at such disposition it shall not be necessary to exhibit the Collateral;

(b) take all actions reasonably necessary to take possession of the Collateral, and shall not be liable to the Grantors for damages to, or destruction of, property in connection therewith, and shall in no way be liable to the Grantors for any consequential damages (or whatsoever be deemed the proximate cause thereof) of any kind;

(c) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and the Grantors hereby expressly consents to any such appointment;

(d) notify any or all parties obligated on any of the Collateral to make all payments due or to become due thereon directly to the Secured Parties, or such other person or officer as the Secured Parties may require, whereupon the power and authority of the Grantors to collect the same in the ordinary course of its business shall be deemed to be immediately revoked and terminated, and with or without such general notification, the Secured Parties may take or bring all steps, actions, suits or proceedings reasonably deemed by the Secured Parties as necessary or desirable to effect possession or collection of the Collateral, may make allowance or adjustments related to the Collateral, may compromise any claims related to the Collateral, may remove from the Grantors’ premises all documents, instruments, records, files or other items relating to the Collateral and may administer, collect and dispose of the Collateral; provided, however, that the Secured Parties shall not be liable for its failure to collect or for its failure to exercise diligence in the collection, possession of all or any part of the Collateral or of sums due or paid thereon, nor shall it be under any obligation whatsoever to anyone by virtue of this Security Agreement; and

(e) issue a receipt to any person obligated to pay any amounts on account of any Collateral, which shall be a full and complete release, discharge and acquittance to such person to the extent of any amount so paid to the Secured Parties; and the Secured Parties may, and is hereby authorized and empowered on behalf of the Grantors, and is hereby granted an irrevocable power of attorney, which grant is coupled with an interest, to endorse the name of the Grantors upon any check, draft, instrument, receipt, instruction or other document or items, including all items evidencing payment upon any account receivable or other indebtedness constituting Collateral.

The Grantors hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable.  The powers conferred upon the Secured Parties are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon the Secured Parties to exercise any such powers. The Secured Parties shall be entitled to apply the proceeds of any sale, liquidation, foreclosure or other disposition of or realization from the Collateral and the payments received by the Secured Parties with respect to any of the Collateral, first to the payment of all the Secured Parties’ reasonable expenses, including reasonable attorneys’ fees and legal expenses, incurred in holding and preparing the Collateral, or any part thereof, for sale or other disposition, in arranging for such sale or other disposition, and in actually selling the same, next, to payment of the Obligations, in such order of application as the Secured Party may determine.

ARTICLE VI.    Miscellaneous.

Section 6.1.  Binding on Successors, Transferees and Assigns; Assignment.  This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantor and its successors, transferees and assigns, and shall inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns.

Section 6.2.  Amendments, etc.  No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Secured Party to be bound thereby and the Grantor.

Section 6.3.  Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States of America) or by Federal Express, Express Mail, or mail nationally recognized overnight delivery or courier service, or delivered in person or by facsimile, or similar telecommunications equipment, against receipt therefor at the address of such party set forth in this Section (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 6.3).

Secured Party:[see address as set forth on signatures pages hereto]

Grantor:                  Fluid Media Networks, Inc.
5813 Uplander Way, Unit #A
Culver City, CA  90230-6607
Attention:
Facsimile:

Such addresses may be changed by notice given as provided in this subsection.  Notices shall be effective upon the date of receipt; provided,  however, that a notice sent via telecopier shall be deemed effective upon the date indicated on proof of transmittal; notice sent via overnight delivery shall be deemed effective two (2) business days after deposit with such delivery service; and notice sent by U.S. certified mail shall be deemed effective five (5) business days after deposit with the U.S. mail.

Section 6.4.  Termination; Release of Liens.  Upon the Termination Date, the security interests granted herein shall automatically terminate with respect to the Collateral.  Upon any such termination, each Secured Party will promptly deliver to the Grantor all Collateral, if any, held by such Secured Party, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination, including without limitation any termination statements required under the UCC or otherwise. Following the Termination Date, the Secured Parties hereby irrevocably appoint Grantor as their attorney-in-fact, with full authority in the place and stead of the Secured Parties and in the name of each of them, following the Termination Date to take any action and to execute any instrument which the Grantor may deem necessary or advisable to accomplish the termination of this Security Agreement with respect to the Collateral.

Section 6.5.  Headings.  The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

Section 6.6.  Severability.  Any provision of this Security Agreement, which is prohibited or unenforceable in any jurisdiction, shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.7.  Governing Law; Jurisdiction and Venue.  THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.   Any controversy, dispute or claim of any nature whatsoever arising out of, in connection with or in relation to this Security Agreement or the transaction contemplated herein will be resolved by final and binding arbitration in accordance with the Streamlined Rules of and by a retired judge at JAMS, Inc. in Los Angeles and all parties hereto consent to the personal jurisdiction of the State of California for such arbitration and enforcement of any award by JAMS.  The prevailing party in any dispute will be entitled to recover all reasonable attorney’s fees, costs and expenses in addition to other allowable costs.

Section 6.8.  Entire Agreement. The Stock Purchase Agreement, this Security Agreement and the Note(s) constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior or contemporaneous agreements, written or oral, with respect thereto.

Section 6.9.  Counterparts.  This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

Section 6.10.  Power of Attorney.  Each Secured Party hereby irrevocably makes, constitutes and appoints Joseph J. Tebo the true and lawful attorney-in-fact of such Secured Party, with full power and authority, in the name and on behalf of each Secured Party, with respect to all matters arising out of or in connection with this Security Agreement.  This power of attorney and all authority conferred hereby shall be coupled with an interest and irrevocable and shall not be terminated by any act of any Secured Party or by operation of law, whether by the bankruptcy, dissolution, liquidation, death, disability or incapacity of a Secured Party or by the occurrence of any other event or events.

[Signature Page to follow]

IN WITNESS WHEREOF, each of the parties hereto has this Security Agreement as of the date first above written.

GRANTORS:

Fluid Media Networks, Inc., a Nevada corporation

By: /s/ Justin F. Beckett

Name: Justin Beckett

Title: CEO

Trusonic, Inc., a Delaware corporation

By: /s/ Justin F. Beckett

Name: Justin Beckett

Its:

SECURED PARTIES:

ALCOY INVESTMENTS, LLC, a California limited liability company By: /s/ Victor Vilplana Name: Victor Vilplana Its: Managing Member Address:	/s/ Catherine Eikel CATHERINE EIKEL Address:

/s/ Clement J. O'Neill CLEMENT J. O’NEILL, Trustee of the O’Neill Family Trust dated July 4, 1995 Address:	/s/ Daniel K. O'Neill DANIEL K. O’NEILL, Trustee of the Daniel K. O’Neill Trust dated May 1, 1995 Address:

/s/ Todd Felton TODD FELTON Address: 4503 Hawley Rd. San Diego, CA 92116	/s/ Kenneth Elsberry KENNETH ELSBERRY Address: 7180 Encelia Dr. La Jolla, CA 92037 San Diego, CA 92116

GRIFFEN, LLC By: /s/ Thomas R. Lafleur Name: Thomas R. Lafleur Its: President Address:	/s/ James J. Tebo JAMES J. TEBO Address:

/s/ Jean Cote JEAN COTE /s/ Randa Cote RANDA COTE Address:	/s/ Joseph J. Tebo JOSEPH J. TEBO, Trustee of the Tebo Family Trust dated September 30, 1994 Address:

/s/ David McAnulty DAVID McANULTY Address:	/s/ Catherine Mullican CATHERINE MULLICAN Address:

/s/ Derrick Oien DERRICK OIEN Address:	/s/ Robert Eikel ROBERT EIKEL Address:

/s/ Neil T. Hadfield
NEIL T. HADFIELD, Co-Trustee of the Neil T. Hadfield & Margaret A. Jackson Trust U/A/D 8/25/98

/s/ Margaret A. Jackson
MARGARET A. JACKSON, Co-Trustee of the Neil T. Hadfield & Margaret A. Jackson Trust U/A/D 8/25/98

Address:

/s/ Robert E. Eikel ROBERT E. EIKEL, Trustee of the Robert and Mary Eikel Trust dated 2/25/98 Address:

/s/ Scott Annett SCOTT ANNETT Address:	/s/ Scott Bjerke SCOTT BJERKE Address:

/s/ Michelle Lazenby SHELLEY LAZENBY /s/ Jeff Lazenby JEFF LAZENBY Address:	/s/ Danny Sterne DANNY STERNE Address:

/s/ Tim Ward TIMOTHY WARD Address:	/s/ Eric Wennas ERIC WENNAS Address:

/s/ Dave Whitaker DAVE WHITAKER Address: